NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS, JUNE 29, 1998

The Annual Meeting of Shareholders of Dynamic Homes, Inc., (the "Company") will be held Monday, June 29, 1998, at 10:00 a.m. at the Holiday Inn Motel, Detroit Lakes, Minnesota, for the following purposes:

1. To elect directors for a term of one (1) year and until the successor of each shall have been duly elected and qualified.

2. To consider and vote upon a proposal to ratify the election of EideBailly, L.L.P. as independent public accountants for the Company, for the fiscal year ending December 26, 1998.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

These items are more fully described in the following Proxy Statement which is hereby made a part of this Notice. Only those persons who were stockholders of record at the close of business on May 8, 1998, will be entitled to notice of and to vote at this meeting. A copy of the Annual Report to Shareholders for the year ending December 27, 1997, also accompanies this Notice. You are cordially invited to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Clyde R. Lund, Jr.
Secretary

Detroit Lakes, Minnesota
May 20, 1998

Shareholders, particularly those who do not expect to attend this meeting, are requested to specify their voting instructions, execute and date the enclosed form of Proxy and return it in the accompanying prepaid postage envelope. To avoid unnecessary expense to the Company, your cooperation is requested in mailing your Proxy, irrespective of how small or large your holding may be, at your earliest convenience. Shareholders who are present at the meeting may withdraw their Proxies and vote in person if they so desire.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS JUNE 29, 1998

This proxy is furnished in connection with the solicitation by the Board of Directors of Dynamic Homes, Inc., (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on June 29, 1998, and at any adjournment thereof.

The accompanying proxy may be revoked at any time before it is exercised. Any shareholder giving a proxy pursuant to this statement may revoke such proxy prior to its exercise by any of the following means: (a) by delivering to the Secretary of the Company a written notice of revocation of the proxy; (b) by appearing at the Annual Meeting in person and indicating to the Secretary of the Company of the desire to vote their shares in person; or (c) by execution and filing with the Secretary of the Company a proxy dated subsequent to the proxy given pursuant hereto. Under applicable law, any proxy filed with the Secretary has the effect of revoking the proxy of a prior date given by the same shareholder.

The accompanying proxy confers discretionary authority to vote upon the follow-ing matters: (a) matters not now known which may be presented to the meeting;
(b) approval of minutes of prior meeting but not ratification of any action previously taken; (c) election of other persons if any nominee named herein is unable to serve; (d) matters incident to the conduct of the meeting.

At the close of business on May 8, 1998, the record date for the Annual Meeting, there were outstanding and entitled to vote 2,240,850 common shares of the Company. Each shareholder is entitled to one vote for each share held of record on that date on all matters that are properly presented for action at the meeting. Cumulative voting is not available to shareholders of the Com-pany. The Company has no other outstanding securities.

A copy of the Annual Report of the Company, including financial statements and a description of its operations for the year 1997 is enclosed herewith.

The principal executive offices of the Company are located at 525 Roosevelt Avenue, Detroit Lakes, Minnesota 56501. The approximate mailing date of this Proxy Statement and the accompanying proxy will be May 20, 1998.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth the beneficial ownership of shares of the Com-pany's Common Stock as of May 8, 1998, held by: (i) each person who is known to the Company to beneficially own more than (5%) of the outstanding shares of the Company's Common Stock; (ii) each person who is a director or nominee for director; and (iii) all the Company's directors and officers as a group.
Unless otherwise indicated, all shares are held with sole voting and investment power.

Name and Address             Shares Owned (1)        Percent of Class (1)

D. Raymond Madison
16 Spruce Drive
Brainerd, MN 56401                665,252 (2)                   27.20

Clyde R. Lund, Jr.
Route #4, Box 471
Frazee, MN 56544                   64,774                        2.65

Israel Mirviss
7300 Metro Blvd., Suite #500
Minneapolis, MN 55439              50,000                        2.04

Ronald L. Gustafson
1626 Elmira Avenue
Superior, WI 54880                 50,300                        2.05

Peter K. Pichetti
1110 Sockeye Drive
Duluth, MN 55811                   30,000                        1.23

Glenn R. Anderson
1144 Sun Valley Dr.
East Gull Lake, MN 56401           30,000                       	1.23

All directors and officers
as a group (7 persons)            896,826                       36.69

HCI Investment Company
One St. Augustine Drive
Highway 77
Winnebago, NE 68071               130,000 (3)                    5.32

(1) Under the rules of the Security and Exchange Commission, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date beneficial ownership is determined, upon the exercise of warrants or options. Each beneficial owner's percentage ownership is based upon 2,445,850 shares of the Company Common Stock issued and outstanding as of May 8, 1998, and is determined by assuming options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of May 8, 1998, have been exercised. Amounts include shares of Common Stock subject to presently exercisable stock options, for 175,000 shares, with an exercise price of $2.3125 per share, granted to each of the following directors: 25,000 each to Glenn R. Anderson, Clyde R. Lund, Jr., Israel Mirviss, Ronald L. Gustafson, Peter K. Pichetti and 50,000 to D. Raymond Madison, and all directors and officers as a group 180,000 shares.

(2) Mr. Madison and his wife share voting and investment power with respect to 80,609 shares of those shown on the table.

(3) Information as identified in Schedule 13D as filed by HCI Investment Company with Securities & Exchange Commission on December 15, 1997.

ELECTION OF DIRECTORS

One of the purposes of the meeting is to elect six individuals as directors of the Company for one year terms. The Company's Board of Directors has nominated
D. Raymond Madison, Clyde R. Lund, Jr., Israel Mirviss, Ronald L. Gustafson, Peter K. Pichetti and Glenn R. Anderson, to be elected as directors. All nominees are currently serving as directors. The accompanying proxy will be voted for the nominees named in the following table in the absence of an in-struction on the proxy to the contrary. In the event any nominee for director declines or is unable to serve, it is intended either that the persons desig-nated as proxies will vote for a substitute who will be designated by the Board of Directors, or that the authorized number of directors will be reduced accordingly by the Board. The Board of Directors expects that each nominee named in the following table will be available for election. The election of each nominee, as listed, requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting.

INFORMATION ABOUT DIRECTORS

THE NAME, AGE AND PRINCIPAL OCCUPATION OR POSITION WITH RESPECT TO EACH PERSON WHO IS A DIRECTOR OR NOMINEE FOR DIRECTOR IS SET FORTH BELOW:

D. Raymond Madison, age 87, has been Chief Executive Officer of the Company since October 1986. Since 1978, Mr. Madison has also been Chairman of the Board of the Company. From 1970 to 1978 he was Treasurer of the Company. Mr. Madison has been President of Madison Properties, Inc., owner of five motels; and was Secretary of Brainerd Baxter Corporation (owner and operator of amuse-ment park) from 1961 to December, 1982. He has served as a Director of the Company since its inception in 1970.

Glenn R. Anderson, age 71, has been President of the Company since October 1996. From 1979 to 1990 was President, Chief Executive Officer, and Director of Powell's Inc., (a food manufacturing company). From 1957 to 1978 he was with Red Owl Stores, Inc., in various capacities, including President and Director of Snyder Drugs, Inc., and Executive Vice President of Red Owl Stores, Inc. He has served as a Director of the Company since 1994.

Israel Mirviss, age 70, is an attorney at law and has been engaged in private practice in Minneapolis, Minnesota since 1956. He has been general counsel to the Company since its inception in 1970. He has served as a Director of the Company since 1978.

Clyde R. Lund, Jr., age 69, was President of Rapid Building Systems, Inc., a wholly owned subsidiary of the Company (manufacturer of trusses) from 1987 to 1988. From 1973 to 1987 he owned and operated a real estate construction and development company. From 1970 to 1973 he was General Manager of the Company. From 1969 to 1970 he was General Manager of American Dyna Corporation which was the predecessor business of the Company. He has served as a Director of the Company since 1989.

Ronald L. Gustafson, age 50, has been owner and operator of Heritage Homes, Inc., (a residential and commercial construction company) since 1974 and part owner of Don Bean Homes, Inc. (a residential and commercial construction com-pany since March 1997). He has been a builder/dealer for the Company since 1976. He has served as a Director of the Company since 1989.

Peter K. Pichetti, age 52, was President, Chief Executive Officer and Director of State Bank of Tower and Tower Bancshares, Inc., (a bank holding company) in Tower, Minnesota, from February, 1993 to April, 1998. He was Chief Financial Officer of Zenith Disposal, Inc., in Duluth, Minnesota from November 1991 to February 1993. From 1990 to November 1991, he was President of Northland Business Credit. From October 1989 to September 1990 he was the President and Chief Executive Officer of the St. Louis Bank of Savings in Duluth, Minnesota. From 1967 to 1990, Mr. Pichetti had been involved in the banking business in the Duluth/Superior area. He has served as a Director of the Company since 1991.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

During 1997, there were eleven meetings of the Board of Directors. No director attended fewer than seventy-five (75%) of the aggregate of (i) the total number of 1997 board meetings and (ii) the total number of meetings held by all com-mittees of the board on which he served.

The standing committees of the Board of Directors include the Audit, Compen-sation, and Stock Option Committees.

The members of the Audit Committee are Messrs. Madison, Mirviss, Pichetti, and Anderson. The Audit Committee has the responsibility of reviewing the Com-pany's financial results, the scope and results of audits and internal account-ing controls. It also recommends the appointment of the Company's outside auditors. The Audit Committee met once during 1997.

The members of the Compensation Committee are Messrs. Clyde R. Lund, Jr., Peter
K. Pichetti, Ronald L. Gustafson and D. Raymond Madison. The Compensation Com-mittee held one joint meeting with the Board of Directors during 1997.

The entire Board of Directors serve as members of the Stock Option Committee. The Stock Option Committee has the responsibility of administering the Dynamic Homes, Inc., Stock Option plan as provided in that Plan. The Stock Option committee met once during 1997.

DIRECTORS' FEES

The three directors who are not salaried officers will receive an annual retain-er during 1998 of $1,000, for each meeting attended. During 1997, Israel Mirviss earned $11,000 for serving as a director, Ronald L. Gustafson earned $11,000 for serving as a director, Peter K. Pichetti earned $11,000 for serving as a director. Periodically, members of the Board of Directors may also be asked to perform consulting services for the Company. During 1997, Peter K. Pichetti earned $225.00 in consulting fees.

Each such director is also reimbursed for traveling expenses incurred by reason of attendance at board meetings and at committee meetings that are held on a different day from a board meeting. The Company's general counsel, who is a director, receives compensation on an hourly basis for legal services performed for the Company.

For 1998, Clyde R. Lund, Jr., who is a salaried officer, will receive a base salary of $12,000. D. Raymond Madison, Chairman of the Board of Directors and Chief Executive Officer, will receive a salary of $36,000. Glenn R. Anderson, President of the Company will receive a base salary of $64,000.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the cash compensation paid by the Company to the Chairman of the Board of Directors and Chief Executive Officer. None of the Company's executive officers' cash compensation exceeded $100,000 for services in all capacities to the Company during the year ended December 27, 1997.

Name of
Individual or Identity of Group     Capacities in Which Served    Compensation

D. Raymond Madison                  Chairman of the Board of
                                    Directors and Chief
                                    Executive Officer                  $36,000

Compliance With Exchange Act Filing Requirements

This Company believes that during the past two fiscal years, all reports re-quired to be filed by its officers, directors and greater than ten percent (10%) beneficial shareholders under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), were timely filed.

EXECUTIVE OFFICERS

The following table sets forth the name, age, position held and the business experience for the past five years of each executive officer, other than director nominees.

NAME                  AGE            POSITION AND BUSINESS EXPERIENCE
Eldon Matz             57            Treasurer of the Company since June 1997;
                                     Controller and Assistant Treasurer of the Company since January, 1992; Controller of the Company since October, 1985. Mr.
                                     Matz was involved in several capacities
                                     relating to the finance and accounting
                                     areas of the Company.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

There has not been any transaction to which the Company was or is to be a party, in which any of the following persons had or is to have a material interest, any director or officer of the Company, any nominee for election as a director, any five percent (5%) or more shareholder, or any associate of any of the foregoing, except as follows: It is the Company policy to permit its employees, including directors and officers, to purchase houses and materials at varying discounts. Certain officers and directors have made purchases from the Company during the past fiscal year in accordance with this policy. The total of purchases by all officers and directors, excluding Ronald L. Gustafson, was approximately $837.00. Ronald L. Gustafson is the owner of Heritage Homes, Inc., which is a dealer of the Company. Heritage Homes, Inc.'s total purchases from the Company in 1997 were $633,861.00. Said purchases were made at customary company dealer prices. In March of 1997, Ronald L. Gustafson purchased 50% of the stock of Don Bean Homes, Inc., which is a dealer of the Company located in Moose Lake, Minnesota. During 1996, Don Bean Homes, Inc., had total purchases from the Company in the amount of $225,377.00. Said pur-chases were made at customary dealer prices.

PROPOSAL TO RATIFY APPOINTMENT OF PRINCIPAL INDEPENDENT ACCOUNTANTS

The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of EideBailly, L.L.P. as principal independent accountants for the Company for the year 1998. On May 1, 1998, the accounting firms of Charles Bailly & Company, P.L.L.P. and Eide Helmeke, L.L.P., agreed to combine firms and form EideBailly, LLP. Management and operational control will con-tinue with the local offices and no changes are anticipated as a result of the merger. This appointment will be submitted to the shareholders for ratifi-cation. Representatives of EideBailly, L.L.P. will be present at the meeting and will be available to respond on appropriate questions. EideBailly, L.L.P. and predecessor firms have served as principal independent accountants for the Company since 1982.

The Board of Directors, on the recommendation of the Audit Committee, has approved the services provided by Charles Bailly & Company P.L.L.P. during the year ended December 27,1997 and has also approved the proposed professional services for which the Company may retain EideBailly, L.L.P. during 1998. As part of such approval process, the Board of Directors, upon recommendation of the Audit Committee, concluded that the performance of such services, including non-audit services, would not impair the independence of EideBailly, L.L.P. as principal independent accountants for the Company. The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of EideBailly, L.L.P. as principal independent accountants for the Company.

The affirmative vote of the majority of the outstanding shares of capital stock of the Company is required to ratify the appointment of EideBailly, L.L.P. as principal accountants for the Company for the year 1998.

SHAREHOLDERS PROPOSALS

Shareholders desiring to submit a proposal for inclusion in the Company's proxy statement for consideration at the Company's next Annual Meeting of Shareholders in accordance with Regulation 14A of the General Rules and Regula-tions under the 1934 Securities Exchange Act should furnish the proposal in writing on or before January 31, 1999, to the attention of D. Raymond Madison, Chairman of the Board of Directors, Dynamic Homes, Inc., 525 Roosevelt Avenue, Detroit Lakes, Minnesota 56501.

OTHER MATTERS

As of the date of this Proxy Statement, the management of the Company has no knowledge of any matters to be presented for consideration at the meeting other than those referred to in this Proxy Statement. If any of the matters properly come before the meeting, the accompanying proxy confers discretionary author-ity with respect to such matters, and the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with their best judgement. All expenses in connection with solicitation of
proxies will be borne by the Company.   The Company does not expect to pay any
compensation for solicitation of proxies but may pay brokers, nominees, fidu-ciaries or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers and regular employees of the Company may also solicit in person, by telephone or by telegraph.

Whether or not you plan to attend this meeting, please date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope.


BY ORDER OF THE BOARD OF DIRECTORS


Clyde R. Lund, Jr
Secretary.
May 20, 1998

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 27, 1997, PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY BENEFICIAL OWNER OF THE COMPANY'S SHARES UPON WRITTEN REQUEST OF SUCH OWNER. SUCH WRITTEN REQUESTS ARE TO BE DIRECTED TO: ELDON MATZ, CONTROLLER, DYNAMIC HOMES, INC., 525 ROOSEVELT AVENUE, DETROIT LAKES, MINNESOTA 56501.